Exhibit 10.1

AMENDMENT NUMBER SEVEN TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER SEVEN TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 8, 2024, and is entered into by and among AMERICAN VANGUARD CORPORATION, a Delaware corporation ("Holdco"), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BMO BANK, N.A., as successor in interest to BANK OF THE WEST (“BMO”), as administrative agent, documentation agent, syndication agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), BANK OF MONTREAL, CHICAGO BRANCH and COMPEER FINANCIAL, PCA, as co-documentation agents (collectively, and in such capacities, “Co-Documentation Agents”) and BMO, as sole lead arranger and book runner (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger and Book Runner”).

RECITALS

WHEREAS, Holdco, Borrowers, Lenders, and Agent are parties to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (the “Loan Agreement”).

WHEREAS, Agent and the Required Lenders have agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.
DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.
AMENDMENT. The Loan Agreement is amended in the following respects:
2.1
Add Definition of “Modified Current Ratio”. The following new defined term is hereby added, in the appropriate alphabetical, to Section 1.1 of the Loan Agreement in its entirety to read as follows:

“Modified Current Ratio”: as of any date of determination, the ratio, determined on a consolidated basis for Holdco and its Subsidiaries, of (a)(i) Accounts owned by Holdco and its Subsidiaries, plus (ii) Inventory owned by Holdco and its Subsidiaries, to (b) Funded Debt of Holdco and its Subsidiaries.

2.2
Add Definition of “Amendment No. 7 Closing Date”. The following new defined term is hereby added, in the appropriate alphabetical, to Section 1.1 of the Loan Agreement in its entirety to read as follows:

“Amendment No. 7 Closing Date”: August 8, 2024.

2.3
Amend Definition of “Consolidated EBITDA”. Clause (iv) of the definition of “Consolidated EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iv) non-recurring non-cash charges and cash charges within the expense categories described below for such period subject to the reasonable and satisfactory review and consent of Agent, not to exceed (A) during the four consecutive Fiscal Quarters ended on June 30, 2024, the lesser of (x) $12,500,000 and (y) the sum of (1) up to $5,000,000 related to one-time legal expenses and costs related to the Eric Wintemute Transition Agreement (“EWTA”), plus (2) up to $8,500,000 in transformation costs including consulting fees; (B) during the four consecutive Fiscal Quarters ending on September 30, 2024, the lesser of (x) $45,000,000 and (y) the sum of (1) up to $6,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $13,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets; (C) during the four consecutive Fiscal Quarters ending on December 31, 2024, the lesser of (x) $45,000,000 and (y) the sum of (1) up to $6,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $15,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets); (D) during the four consecutive Fiscal Quarters ending on March 31, 2025, the lesser of (x) $45,000,000 and (y) the sum of (1) up to $5,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $16,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets; (E) during the four consecutive Fiscal Quarters ending on June 30, 2025, the lesser of (x) $42,500,000 and (y) the sum of (1) up to $1,500,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $14,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets; (F) during the four consecutive Fiscal Quarters ending on September 30, 2025, the lesser of (x) $15,000,000 and (y) the sum of (1) up to $1,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $9,000,000 in transformation costs including consulting fees, plus (3) up to $8,000,000 in write-down of inventory and fixed assets); (G) during the four consecutive Fiscal Quarters ending on December 31, 2025, the lesser of (x) $7,500,000 and (y) the sum of (1) up to $6,000,000 in transformation costs including consulting fees, plus (2) up to $2,500,000 in write-down of inventory and fixed assets; and (H) up to $5,000,000 during the four consecutive Fiscal Quarters ending on March 31, 2026 and on each Fiscal Quarter-end thereafter;

2.4
Amend Definition of “Covenant Modification Period”. The definition of “Covenant Modification Period” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Covenant Modification Period”: the fiscal quarters commencing with the fiscal quarter ended September 30, 2023, and continuing up to and including the fiscal quarter ending December 31, 2025.

2.5
Change in the Applicable Margin during Covenant Modification Period. Commencing on the Amendment No. 7 Closing Date and continuing at all time during the Covenant Modification Period, the Applicable Margins for SOFR, Adjusted Base Rate, Unused Line Fee and Letter of Credit Fee shall be the per annum margins set forth below, as determined by the Total Leverage Ratio for the most recent Fiscal Quarter then ended:

Level	Total Leverage Ratio	Revolver Loans		Unused Line Fee Rate	Letter of Credit Fee
		SOFR	Adjusted Base Rate
I	> 4.00 to 1.00	3.125%	2.125%	0.30%	3.125%
II	< 4.00 to 1.00 but > 3.50 to 1.00	2.875%	1.875%	0.30%	2.875%
III	< 3.50 to 1.00 but > 3.00 to 1.00	2.625%	1.625%	0.25%	2.625%
IV	< 3.00 to 1.00 but > 2.25 to 1.00	2.375%	1.375%	0.20%	2.375%
V	< 2.25 to 1.00 but > 1.75 to 1.00	2.125%	1.125%	0.20%	2.125%
VI	< 1.75 to 1.00	1.875%	0.875%	0.15%	1.875%

Commencing on the Amendment No. 7 Closing Date and continuing until the next determination pursuant to the procedures set forth in the definition of Applicable Margin, the margins shall be determined as if Level II were applicable. For the avoidance of doubt, the 0.50% increase in the Applicable Margins for SOFR, Adjusted Base Rate and Letter of Credit Fee set forth in Section 2.2 of Amendment No. 6 shall terminate on the Amendment No. 7 Closing Date. As used in this Amendment, “Amendment No. 6” shall mean that certain Amendment Number Six to Third Amended and Restated Loan and Security Agreement dated as of November 7, 2023 by and among the parties this Amendment.

2.6
Restriction of Distributions to Repurchase Equity Interests during Covenant Modification Period. Notwithstanding the provisions of Sections 10.2.4(d) and (f) of the Loan Agreement or Section 2.3 of Amendment No. 6 to the contrary, at all times Holdco shall not, and shall cause each Subsidiary not to, make any Distributions in order to repurchase their Equity Interests without the prior written consent of the Required Lenders.
2.7
Restriction of Dividends to Shareholders during Covenant Modification Period. Notwithstanding the provisions of Sections 10.2.4(e) and (f) of the Loan Agreement to the contrary, at all times Holdco shall not, and shall cause each Subsidiary not to, make any dividend payments or Distributions to holders of their Equity Interests without the prior written consent of the Required Lenders.
2.8
Restriction on Permitted Acquisitions during Covenant Modification Period. Notwithstanding the provisions of Section 10.2.5 of the Loan Agreement and the definition of “Restricted Investment” in the Loan Agreement to the contrary, at all times Holdco shall not, and shall cause each Subsidiary not to, make any Permitted Acquisitions without the prior written consent of the Required Lenders.
2.9
Change in the Total Leverage Ratio Covenant. Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.3.1 Maximum Total Leverage Ratio. Commencing on the Fiscal Quarter ended June 30, 2024, maintain a Total Leverage Ratio, measured on a Fiscal Quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto; provided, however, that the maximum Total Leverage Ratio may be increased by 0.50:1.00 for a period of four consecutive Fiscal Quarters (the “Adjusted Covenant Period”) in connection with any one or more Permitted Acquisitions during any period of ninety (90) consecutive days for an aggregate consideration of more than $15,000,000, if the Borrowers have provided notice in writing to the Agent requesting an Adjusted Covenant Period during the Fiscal Quarter in which such Permitted Acquisition is consummated; provided, further, that, (x) an Adjusted Covenant Period cannot commence during the Covenant Modification Period, (y) Borrowers may not request more than three (3) Adjusted Covenant Periods during the term of this Agreement, and (z) at least two (2) Fiscal Quarters have been completed following the end of the previously requested Adjusted Covenant Period:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
June 30, 2024	4.25:1.00

September 30, 2024	5.00:1.00
December 31, 2024	4.50:1.00
March 31, 2025	4.50:1.00
June 30, 2025	4.25:1.00
September 30, 2025	4.00:1.00
December 31, 2025 and each Fiscal Quarter thereafter	3.25:1.00

2.10
Addition of Modified Current Ratio Covenant. The following new Section 10.3.3 is hereby added to the Loan Agreement immediately after the existing Section 10.3.2 of the Loan Agreement, in its entirety to read as follows:

10.3.3 Minimum Modified Current Ratio. Commencing on the Fiscal Quarter ended September 30, 2024, maintain a Modified Current Ratio of at least 1.50:1.00 measured at the end of each Fiscal Quarter.

3.
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.
3.1
This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:
A.
Agent shall have received counterparts to this Amendment, duly executed by the Agent, the Borrowers, and the Lenders, as applicable.
B.
Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Agent in connection with this Amendment, including legal fees and expenses of Agent’s counsel.
4.
REPRESENTATIONS AND WARRANTIES. Holdco and each of the Borrowers hereby affirm to Agent and the Lenders:
4.1
All of Holdco and Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).
4.2
No event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute a Default or an Event of Default.

5.
LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.
6.
RELEASE BY BORROWERS AND GUARANTOR. Borrowers and Guarantors (collectively, the “Obligors”), for themselves, and for their respective agents, servants, officers, directors, shareholders, members, employees, heirs, executors, administrators, agents, successors and assigns forever release and discharge Agent and Lenders and their agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Obligors have, now have, or have acquired, individually or jointly, at any time prior to the date of the execution of this Amendment, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Obligors which:
6.1
Arise out of the Loan Documents;
6.2
Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or
6.3
Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Agent or any Lender or any party acting on behalf of Agent or any Lender committed or omitted prior to the date of this Amendment.
7.
GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York.
8.
COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

HOLDCO:

AMERICAN VANGUARD CORPORATION, a Delaware corporation

By:
Name:
Title:

BORROWERS:

AMVAC CHEMICAL CORPORATION, a California corporation

By:
Name:	Timothy J. Donnelly
Title:	Director

AMVAC NETHERLANDS B.V. a besloten vennootschap met beperkte aansprakelijkheid, organized under the laws of the Netherlands

By:
Name:	Peter Eilers
Title:	Managing Director

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:

BMO BANK, N.A., as successor in interest to BANK OF THE WEST, as Agent (with the consent of the Required Lenders) and as a Revolver Loan Lender and Issuing Bank

By:
Name:	Shikha Rehman
Title:	Director

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

AGCOUNTY FARM CREDIT SERVICES, FLCA, as a Lender

By:
Name:
Title:

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

COMPEER FINANCIAL, PCA, as a Lender

By:
Name:
Title:

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:
Name:
Title:

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

COBANK, ACB, as a Lender

By:
Name:
Title:

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

UMQUA BANK, as a Lender

By:
Name:
Title:

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES, FLCA, as a Lender

By:
Name:
Title:

Amendment Number Seven to Third Amended and Restated Loan and Security Agreement